UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2015

PMC-Sierra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

PMC-Sierra, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 7, 2015. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of eight directors to serve until the 2016 Annual Meeting of Stockholders of the Company:

Name of Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
Richard E. Belluzzo	150,651,751	939,602	77,795	23,882,230
Michael R. Farese	150,594,003	997,340	77,805	23,882,230
Jonathan J. Judge	151,067,960	522,475	78,712	23,882,231
Kirt P. Karros	151,195,679	426,780	46,688	23,882,231
Michael A. Klayko	151,098,603	524,592	45,953	23,882,230
William H. Kurtz	151,033,172	559,022	76,954	23,882,230
Gregory S. Lang	150,997,557	624,055	47,536	23,882,230
Richard N. Nottenburg	151,093,484	528,368	47,296	23,882,230

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
175,219,186	227,160	105,032	0

Proposal 2 was approved.

Proposal 3: Approval, in a non-binding vote, of the compensation of the Company’s named executive officers as described in the proxy statement:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
150,171,241	1,390,301	107,605	23,882,231

Proposal 3 was approved.

Proposal 4: Approval of a proposal to amend and restate PMC’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 shares to a total of 67,375,000 shares; (ii) provide for the grant of cash-based awards; (iii) re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) make other technical or otherwise non-material revisions thereto:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
129,123,575	22,196,273	349,301	23,882,229

Proposal 4 was approved.

Proposal 5: Approval of a proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares to a total of 19,000,000 shares; (ii) and make other technical or otherwise non-material changes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
149,993,769	1,328,043	347,336	23,882,230

Proposal 5 was approved.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 8, 2015, Kirt P. Karros resigned from the Board of Directors (the “Board”) of the Company. The Board has accepted Mr. Karros’ resignation effective May 8, 2015 (the “Effective Date”). The Board is grateful for Mr. Karros’ service to the Company.

In connection with Mr. Karros’ resignation and pursuant to the Board’s authority under the Company’s bylaws, the Board has reduced the size of the Board from eight members to seven members upon the Effective Date until such time as the Board shall otherwise determine.  Mr. Karros also served on the Board’s Compensation Committee, and his resignation reduces the size of that committee to three members. The Board has no intention to replace Mr. Karros on the Compensation Committee at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel, Corporate Secretary

Date:  May 11, 2015